Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2025

and

Unaudited Pro Forma Consolidated Statements of Operations for the

six months ended June 30, 2025 and the year ended December 31, 2024

Summary of Unaudited Pro Forma Consolidated Financial Statements

On July 18, 2025, Medalist Diversified REIT, Inc. (the “Company”) announced that Medalist Diversified Holdings, LP (the “Operating Partnership”), through a wholly owned subsidiary, completed the acquisition of that certain tract of real property containing a building at 312 East Nine Mile Road, Pensacola, Florida 32514 (the “Tesla Pensacola Property”) from Drake Motor Partners Pensacola, LLC, a Colorado limited liability company.

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the condensed consolidated balance sheet of Medalist Diversified REIT, Inc. and Subsidiaries as of June 30, 2025 (unaudited), the condensed consolidated statement of operations of Medalist Diversified REIT, Inc. and Subsidiaries for the six months ended June 30, 2025 (unaudited), and the audited consolidated statement of operations of Medalist Diversified REIT, Inc. and Subsidiaries for the year ended December 31, 2024.

The following unaudited pro forma consolidated balance sheet as of June 30, 2025 has been prepared to give effect to the acquisition of the Tesla Pensacola Property, as if this transaction had occurred on June 30, 2025.

The following unaudited pro forma consolidated statement of operations for the six months ended June 30, 2025 has been prepared to give effect to the acquisition of the Tesla Pensacola Property, as if this transaction had occurred on January 1, 2025.

The following unaudited pro forma consolidated statement of operations for year ended December 31, 2024 has been prepared to give effect to the acquisition of the Tesla Pensacola Property, as if this transaction had occurred on January 1, 2024.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Tesla Pensacola Property been consummated as of the date indicated.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2025

		Pro Forma
		Adjustments
		Tesla Pensacola
		Property
	Historical (a)	Acquisition (b)		Pro Forma
ASSETS
Investment properties, net	$59,850,435	$—		$59,850,435
Cash	1,950,829	(303,260)	(i)	1,647,569
Restricted cash	1,686,953	—		1,686,953
Rent and other receivables, net of allowance	160,518	—		160,518
Assets held for sale	9,432,904	15,080,451	(ii)	24,513,355
Unbilled rent	1,167,753	—		1,167,753
Intangible assets, net	1,925,758	—		1,925,758
Other intangible assets	55,004	—		55,004
Other assets	1,426,994	—		1,426,994
Total Assets	$77,657,148	$14,777,191		$92,434,339

LIABILITIES
Accounts payable and accrued liabilities	$1,385,444	$—		$1,385,444
Liabilities associated with assets held for sale	6,545,968	14,777,191	(iii)	21,323,159
Intangible liabilities, net	895,349	—		895,349
Mortgages payable, net	43,509,578	—		43,509,578
Total Liabilities	$52,336,339	$14,777,191		$67,113,530

EQUITY
Common stock	$13,524	$—		$13,524
Additional paid-in capital	54,531,595	—		54,531,595
Offering costs	(3,404,055)	—		(3,404,055)
Accumulated deficit	(37,732,004)	—		(37,732,004)
Total Shareholders' Equity	13,409,060	—		13,409,060
Noncontrolling interests - Parkway Property	390,826	—		390,826
Noncontrolling interests - Operating Partnership	11,520,923	—		11,520,923
Total Equity	$25,320,809	$—		$25,320,809
Total Liabilities and Equity	$77,657,148	$14,777,191		$92,434,339

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025

Notes to unaudited pro forma consolidated balance sheet as of June 30, 2025

(a)	Historical financial information was derived from the condensed consolidated balance sheet of the Company as of June 30, 2025 (unaudited).

(b)	Represents the impact of the acquisition of the Tesla Pensacola Property as if it had occurred on June 30, 2025. The Tesla Pensacola Property was acquired by MDRR XXV Depositor 1, LLC, a wholly owned subsidiary of the Operating Partnership, on July 18, 2025. The net purchase price of the property was $14,554,504 plus capitalized due diligence and closing costs of $70,134. The purchase price and closing costs were paid by a combination of cash, and proceeds from a line of credit, short term. The Company intends to contribute the Tesla Pensacola Property to a newly formed Delaware Statutory Trust (“DST”). Accordingly, since the Company has committed to a plan to dispose of the Tesla Pensacola Property, under Accounting Standards Codification (“ASC”) 360, the Company has recorded the Tesla Pensacola Property as an asset held for sale, and the liabilities associated with the Tesla Pensacola Property as liabilities associated with assets held for sale, on its unaudited pro forma condensed consolidated balance sheets.

(i)	The acquisition cost, net of debt, was funded with $303,260 in cash from the Company. Cash from the Company on the unaudited pro forma consolidated balance sheet as of June 30, 2025 has been adjusted by $48,441 to reflect the impact of removing prorated revenues and expenses arising from the acquisition.

(ii)	Amounts recorded to assets held for sale include tangible assets acquired at closing, including land, site improvements, building and tenant improvements, and lease intangibles, including leasing commissions, leases in place, above market leases, and legal and marketing costs associated with replacing existing leases, and are recorded at fair value in accordance with ASC 805.

(iii)	Liabilities associated with assets held for sale includes (a) a line of credit, short term, totaling $14,700,000 from Farmers and Marchants Bank (the “Farmers Line of Credit”) with deferred financing costs totaling $378,622, which are presented as a direct reduction of the associated debt and (b) intangible lease liabilities consisting of below market leases of $455,813.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2025

		Pro Forma
		Adjustments
		Tesla Property
	Historical (a)	Acquisition (b)		Pro Forma
REVENUE
Retail center property revenues	$3,106,392	$—		$3,106,392
Flex center property revenues	1,342,983	—		1,342,983
Single tenant net lease property revenues	337,438	527,796	(i)	865,234
Total Revenue	$4,786,813	$527,796		$5,314,609

OPERATING EXPENSES
Retail center property operating expenses	$837,545	$—		$837,545
Flex center property operating expenses	375,647	—		375,647
Single tenant net lease property expenses	30,609	—	(ii)	30,609
Bad debt expense	1,321	—		1,321
Share based compensation expenses	397,182	—		397,182
Legal, accounting and other professional fees	742,354	—		742,354
Corporate general and administrative expenses	772,933	—		772,933
Loss on impairment	67,503	—		67,503
Depreciation and amortization	1,898,503	—	(iii)	1,898,503
Total Operating Expenses	5,123,597	—		5,123,597
Loss on redemption of mandatorily redeemable preferred stock	(9,375)	—		(9,375)
Loss on extinguishment of debt	(27,066)	—		(27,066)
Operating (Loss) Income	(373,225)	527,796		154,571
Interest expense	1,131,856	532,875	(iv)	1,664,731
Net Loss from Operations	(1,505,081)	(5,079)		(1,510,160)
Other income	134,035	—		134,035
Other expense	49,216	—		49,216
Net Loss	(1,420,262)	(5,079)		(1,425,341)
Less: Net loss attributable to Parkway Property noncontrolling interests	(6,043)	—		(6,043)
Less: Net income (loss) attributable to Operating Partnership noncontrolling interests	111,266	(1,981)	(v)	109,285
Net Loss Attributable to Medalist Common Shareholders	$(1,525,485)	$(3,098)		$(1,528,583)

Loss per share from operations - basic and diluted	$(1.13)			$(1.13)
Weighted-average number of shares - basic and diluted	1,355,091			1,355,091

Dividends paid per common share	$0.1325			$0.1325

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

Notes to unaudited pro forma consolidated statement of operations for the six months ended June 30, 2025

(a)	Historical financial information was derived from the condensed consolidated statement of operations of the Company for the six months ended June 30, 2025 (unaudited).

(b)	Adjustments to give effect to the acquisition of the Tesla Pensacola Property as if the acquisition had occurred on January 1, 2025.

(i)	Represents rental revenues for the Tesla Pensacola Property that would have been recognized for the six months ended June 30, 2025 based on the terms of the lease with the tenant that is currently in place. Rental revenues are presented on a straight-line basis.

(ii)	Under the net-lease structure of the lease, all operating expenses, including maintenance, real estate taxes and insurance, are the responsibility of the tenant. Accordingly, no operating expenses are projected to be incurred.

(iii)	Under ASC 360, depreciation and amortization on assets held for sale is not recorded.

(iv)	Represents the interest expense for the Tesla Pensacola Property that would have been incurred for the six months ended June 30, 2025, based on the terms of the Farmers Line of Credit. The Farmers Line of Credit is variable-rate, interest-only loan with a one-year term. The variable rate adjusts monthly based on the prime rate and has a floor of 7.25%, the prime rate in effect as of the date of closing. The pro forma interest expense reflected in the unaudited pro forma consolidated statement of operations is based on the current 7.25% rate, and actual results may differ if the prime rate changes. A hypothetical 100 basis point increase or decrease in the prime rate would change annual interest expense on this loan by approximately $73,500 for the six month pro forma period.

(v)	Represents the Operating Partnership’s pro forma 39.0% weighted average noncontrolling ownership interest’s share of the Tesla Pensacola Property’s net income that would have been recorded for the six months ended June 30, 2025.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2024

		Pro Forma
		Adjustments
		Tesla Property
	Historical (a)	Acquisition (b)		Pro Forma
REVENUE
Retail center property revenues	$6,624,734	$—		$6,624,734
Flex center property revenues	2,750,499	—		2,750,499
Single tenant net lease property revenues	359,894	1,055,592	(i)	1,415,486
Total Revenue	$9,735,127	$1,055,592		$10,790,719

OPERATING EXPENSES
Retail center property operating expenses	$1,621,898	$-		$1,621,898
Flex center property operating expenses	697,864	-		697,864
Single tenant net lease property expenses	31,977	-	(ii)	31,977
Bad debt expense	39,910	-		39,910
Share based compensation expenses	277,500	-		277,500
Legal, accounting and other professional fees	1,170,270	-		1,170,270
Corporate general and administrative expenses	968,435	-		968,435
Loss on impairment	182	-		182
Depreciation and amortization	3,915,483	-	(iii)	3,915,483
Total Operating Expenses	8,723,519	—		8,723,519
Gain on disposal of investment property	2,819,502	-		2,819,502
Loss on extinguishment of debt	(51,837)	-		(51,837)
loss on redemption of mandatorily redeemable preferred stock	(47,680)	-		(47,680)
Operating Income	3,731,593	1,055,592		4,787,185
Interest expense	3,019,799	1,065,750	(iv)	4,085,549
Net Income (Loss) from Operations	711,794	(10,158)		701,636
Other income	88,856	-		88,856
Other expense	(56,325)	-		(56,325)
Net Income (Loss)	744,325	(10,158)		790,492
Less: Net income attributable to Hanover Square Property noncontrolling interests	453,928	-		453,928
Less: Net loss attributable to Parkway Property noncontrolling interests	(3,234)	-		(3,234)
Less: Net income (loss) attributable to Operating Partnership noncontrolling interests	266,107	(3,950)	(v)	262,157
Net Income (Loss) Attributable to Medalist Common Shareholders	$27,524	$(6,208)		$77,641

Net Income per share from operations - basic	$0.024			$0.069
Weighted-average number of shares - basic	1,127,768			1,127,768

Net Income per share from operations - diluted	$0.024			$0.069
Weighted-average number of shares - diluted	1,132,588			1,132,588

Dividends paid per common share	$0.17			$0.17

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

Notes to unaudited pro forma consolidated statement of operations for the year ended December 31, 2024

(a)	Historical financial information was derived from the audited consolidated financial statements of the Company for the year ended December 31, 2024.

(b)	Adjustments to give effect to the acquisition of the Tesla Pensacola Property as if the acquisition had occurred on January 1, 2024

(i)	Represents rental revenues for the Tesla Pensacola Property that would have been recognized for the year ended December 31, 2024, based on the terms of the lease with the tenant that is currently in place. Rental revenues are presented on a straight-line basis.

(ii)	Under the net-lease structure of the lease, all operating expenses, including maintenance, real estate taxes and insurance, are the responsibility of the tenant. Accordingly, no operating expenses are projected to be incurred.

(iii)	Under ASC 360, depreciation and amortization on assets held for sale is not recorded.

(iv)	Represents the interest expense for the Tesla Pensacola Property that would have been incurred for the year ended December 31, 2024, based on the terms of the Farmers Line of Credit. The Farmers Line of Credit is variable-rate, interest-only loan with a one-year term. The variable rate adjusts monthly based on the prime rate and has a floor of 7.25%, the prime rate in effect as of the date of closing. The pro forma interest expense reflected in the unaudited pro forma consolidated statement of operations is based on the current 7.25% rate, and actual results may differ if the prime rate changes. A hypothetical 100 basis point increase or decrease in the prime rate would change annual interest expense on this loan by approximately $147,500 annually.

(v)	Represents the Operating Partnership’s 38.89% weighted average noncontrolling ownership interest’s share of the Tesla Pensacola Property’s net income that would have been recorded for the year ended December 31, 2024.